Exhibit 99

OG&E Research Shows Lighting System Saves Energy

Hamden, CT, March 15, 2005 - Host America Corporation (NASDAQ-CAFE) announced today that Oklahoma Gas & Electric Services (NYSE: OGE) released initial results of 20% energy savings during an on-going research project on a lighting system developed by the Duncan, Okla. based RS Services, Inc.  The parent company of RS Services, Inc. is Host America Corporation, headquartered in Hamden, Connecticut.

The ENS LightMasterPlus™ adjusts fluorescent lighting systems designed for retail businesses in order to reduce electricity usage.  Testing of the energy-saving product began in Nov. 2004 at the OG&E Foodservice Technology Center in Oklahoma City.

Harold Kelly, a commercial account manager at OG&E, monitored the test and measured the overall energy savings for T-8 and T-12 fluorescent lights in the center. T-8 and T-12 are standardized fluorescent lights, according to Kelly.  Tests measured normal operating conditions with and without the energy-saving product.

“This product met requirements for energy-saving devices, while reducing the amount of kilowatts used. The percentage saved is significant for utility industry standards,” Kelly said.

According to Geoff Ramsey, CEO of Host America Corporation, this is the first time the product has been tested in conjunction with a utility.  “We appreciate OG&E for allowing us to test the ENS LightMasterPlus in their facility,” said Ramsey.  “These tests show this product can deliver significant savings to our customers. Looking at the most recent data from the Department of Energy which shows that 44 to 67 percent of the electricity used in retail stores is for lighting, we believe this product offers a huge energy and cost savings potential for retail customers.”

Kelly noted that OG&E makes its Foodservice Technology Center available to many companies to test electric equipment that can improve their daily operating functions and help reduce costs.

“Both commercial and residential customers benefit from this research,” Kelly said. “Commercial customers benefit directly when taking advantage of technology and ideas we promote. Residential customers benefit indirectly when paying lower prices for services or products from companies realizing the energy savings from the equipment.”

OG&E, a subsidiary of OGE Energy Corp. (NYSE: OGE) serves approximately 733,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline company with principal operations in Oklahoma and Arkansas.

Host America Corporation provides customized energy management and conservation solutions for commercial, industrial and real estate customers.  The Company’s food management business provides outsource food management on a long-term contract basis for corporations, schools, Meals on Wheels, and Head Start programs.  The Company employs approximately 504 employees and is headquartered in Hamden, CT.  The Company’s website is www.hostamericacorp.com.

"Safe Harbor" statement under the Private Securities Litigation reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the expected revenues and sales of products and revenues related to this announcement. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into a new commercial food markets that require the company to develop demand for its products, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission fillings.

Mark Miller, East West Network Group (770) 436 - 7429 for Host America